Exhibit 99.1

FOR IMMEDIATE RELEASE October 18, 2012	Investor and Media Contact: Whitney Finch Vice President of Investor Relations 813.421.7694 wfinch@walterinvestment.com

Walter Investment Management Corp. Announces Pricing of its Public Offerings of Common Stock and

Convertible Senior Subordinated Notes due 2019

(Tampa, Fla.) — Walter Investment Management Corp. (NYSE MKT:WAC) (the “Company”) announced today the pricing of its previously announced registered underwritten public offering of common stock. The Company increased the size of the common stock offering from 4,500,000 shares to 6,000,000 shares. The shares will be sold at a price to the public of $42.00 per share. In addition, the Company has granted the underwriters of the common stock offering a 30-day option to purchase up to an additional 900,000 shares of common stock.

The Company today also announced the pricing of its previously announced registered underwritten public offering of $265.0 million aggregate principal amount of 4.50% convertible senior subordinated notes due 2019. The convertible senior subordinated notes will pay interest semi-annually on May 1 and November 1, commencing on May 1, 2013, at a rate of 4.50% per year, and will mature on November 1, 2019. In addition, the Company has granted the underwriters of the notes offering a 30-day option to purchase up to an additional $25.0 million aggregate principal amount of convertible senior subordinated notes.

Prior to May 1, 2019, the convertible senior subordinated notes will be convertible only upon specified events and during specified periods, and, on or after May 1, 2019, at any time. The convertible senior subordinated notes will initially be convertible at a conversion rate of 17.0068 shares of the Company’s common stock per $1,000 principal amount of convertible senior subordinated notes, which is equivalent to an initial conversion price of approximately $58.80, which is a 40% premium to the public offering price of the Company’s common stock in the Company’s common stock offering described above. Upon conversion, the Company may pay or deliver, at its option, cash, shares of the Company’s common stock, or a combination of cash and shares of common stock.

Neither offering is contingent upon completion of the other offering and each offering is being conducted as a separate public offering.

The Company estimates that the net proceeds from the common stock offering will be approximately $240.1 million (or $276.1 million if the underwriters of the common stock offering exercise their option to purchase 900,000 additional shares in full). The Company estimates that the net proceeds from the convertible senior subordinated notes offering will be approximately $256.2 million (or $280.5 million if the underwriters of the convertible senior subordinated notes offering exercise their option to purchase $25.0 million aggregate principal amount of additional convertible senior subordinated notes in full).

The Company intends to use approximately $95 million of the net proceeds from the common stock offering to partially fund its acquisition of the outstanding capital stock of Reverse Mortgage Solutions, Inc. (the “Acquisition”). The Company intends to use the remaining net proceeds to enhance its liquidity in anticipation of potential growth opportunities, including acquisitions, and for working capital and general corporate purposes. The Company intends to use the net proceeds from the convertible senior subordinated notes offering, together with cash on hand, to repay the amounts outstanding under the Company’s second lien senior secured term loan and certain fees, expenses and premiums in connection therewith and, if the underwriters in the convertible senior subordinated notes offering exercise their option to purchase additional convertible senior subordinated notes, certain fees, expenses and premiums in connection therewith.

The closing of the common stock offering is not contingent upon the completion of the Acquisition. If the Acquisition is not completed, the Company intends to use the net proceeds from the common stock offering to enhance its liquidity in anticipation of potential growth opportunities, including acquisitions, to reduce indebtedness and for working capital and general corporate purposes.

Credit Suisse, Morgan Stanley, BofA Merrill Lynch and Barclays served as joint book-running managers for the common stock offering and the convertible senior subordinated notes offering.

The shares of common stock and the convertible senior subordinated notes will be issued pursuant to an effective registration statement previously filed with the Securities and Exchange Commission (the “SEC”) on Form S-3 and available on the SEC’s website at www.sec.gov. A preliminary prospectus supplement and accompanying prospectus related to the common stock offering were filed with the SEC and are available on the SEC’s website at www.sec.gov. A preliminary prospectus supplement and accompanying prospectus related to the convertible senior subordinated notes offering were filed with the SEC and are available on the SEC’s website at www.sec.gov.

Copies of the final prospectus supplements and the accompanying prospectus related to the common stock and the convertible senior subordinated notes may be obtained from Credit Suisse Securities (USA) LLC at Attn: Prospectus Department, One Madison Avenue, New York, NY 10010, by emailing newyork.prospectus@credit-suisse.com, or calling toll free (800) 221-1037; Morgan Stanley & Co. LLC at Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, by emailing prospectus@morganstanley.com, or calling toll free (866) 718-1649; Merrill Lynch, Pierce, Fenner & Smith Incorporated at Attn: Prospectus Department, 222 Broadway, New York, NY 10038, or by emailing dg.prospectus_requests@baml.com; and Barclays Capital Inc. at c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by emailing barclaysprospectus@broadridge.com, or calling toll free (888) 603-5847.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the common stock, convertible senior subordinated notes or any other securities, nor shall there be any sale of the common stock, the convertible senior subordinated notes or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Walter Investment Management Corp.

Walter Investment Management Corp. is an asset manager, mortgage servicer and mortgage portfolio owner specializing in less-than-prime, non-conforming and other credit-challenged mortgage assets. Based in Tampa, Fla., the Company services a diverse loan portfolio.

Disclaimer and Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements relating to Walter Investment’s investment strategy, financial condition, results of operations, plans, objectives, future performance or expectations and business operations. These statements relate to expectations concerning matters that are not historical facts. Accordingly, statements that are based on management’s projections, estimates, assumptions and judgments constitute forward-looking statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “will,” or variations of these words and similar expressions are intended to identify these forward-looking statements. These forward-looking statements are based largely on information currently available to Walter Investment’s management and on Walter Investment’s current expectations, assumptions, plans, estimates, judgments and projections about its business and its industry. These statements are not guarantees of future performance and are subject to a number of known and unknown risks, uncertainties, contingencies and assumptions, many of which are outside Walter Investment’s control, that are difficult to forecast. Actual results may differ materially from those expressed or forecast in these forward-looking statements. Accordingly, there is no assurance that Walter Investment’s expectations will in fact occur or that its estimates or assumptions will be correct, and Walter Investment cautions investors and all others not to place undue reliance on such forward-looking statements. Factors that could cause the forward looking statements to be materially different include: the availability of suitable investments for the capital Walter Investment raises and competition for such investments, at times from larger competitors; the occurrence of anticipated growth of the specialty servicing sector; the continuation of the secular shift in the servicing industry that is underway; and other factors, risks and uncertainties described in exhibit 99.3 to Walter Investment’s Current Report on Form 8-K filed on October 15, 2012 and other factors, risks and uncertainties described under the caption “Risk Factors” in Walter Investment’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and in Walter Investment’s most recent Quarterly Report on Form 10-Q filed on August 9, 2012, and in Walter Investment’s other filings with the SEC. This press release speaks only as of this date. Walter Investment disclaims any duty to update the information herein.

SOURCE Walter Investment Management Corp.

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